SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2003

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio		31-1042001
(State or other jurisdiction	0-12379	(IRS Employer
of incorporation)	(Commission File Number)	Identification No.)

300 High Street
Hamilton, Ohio
(Address of principal executive		45011
offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 867-5240

Form 8-K	First Financial Bancorp.

Item 7.  Exhibits.

(c)	Exhibits:

99.1	Notice to Directors and Section 16 Executive Officers of First Financial Bancorp. regarding temporary suspension of trading related to a blackout period under the registrant’s employee benefit plan.

Form 8-K	First Financial Bancorp.

Item 11.   Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On September 2, 2003, First Financial Bancorp. received a notice required by section 101(i)(2)(E) of the Employee Retirement Income Security Act of a blackout period for its First Financial Bancorp. Thrift Plan (the “Plan”) because the Plan is changing record-keepers and is changing from a quarterly balance forward valuation method to a daily valuation method. During the blackout period, participants in the Plan temporarily will be unable to change investments in their Plan accounts and to receive distributions from the Plan. The length of the blackout period is from October 1, 2003 to the calendar week beginning February 22, 2004.

First Financial Bancorp. notified its directors and executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Executive Officers”) that in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s Regulation BTR, the directors and Executive Officers of First Financial Bancorp. are prohibited from trading in the equity securities of First Financial Bancorp. (subject to certain exceptions allowed by law and regulation) during the blackout period. A copy of the notice sent to the directors and Executive Officers is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout period by contacting Ms. Betty Irvine, Human Resources, First Financial Bancorp., 300 High Street, Hamilton, Ohio 45012, telephone 1-800-990-3421.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ C. Douglas Lefferson C. Douglas Lefferson Senior Vice President and Chief Financial Officer

Date: November 17, 2003

Form 8-K	First Financial Bancorp.

Exhibit Index

Exhibit No.	Description

99.1	Notice to Directors and Section 16 Executive Officers of First Financial Bancorp. regarding temporary suspension of trading related to a blackout period under the registrant’s employee benefit plan.